We have audited the accompanying consolidated balance sheets of PNB Financial Group and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PNB Financial Group and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                         McGladrey & Pullen, LLP

Anaheim, California January 29, 1998

PNB FINANCIAL GROUP

CONSOLIDATED BALANCE SHEETS
December 31, 1997 and 1996



ASSETS                                                                   1997              1996
---------------------------------------------------------------------------------------------------
Cash and Due from Banks (Note 14)                                    $ 15,185,000      $ 12,700,000
Federal Funds Sold                                                              -         6,000,000
                                                                     ------------------------------

       Total cash and cash equivalents                                 15,185,000        18,700,000
Securities Available for Sale (Notes 2 and 6)                           6,910,000         7,381,000
Mortgage Loans Held for Sale (Note 3)                                  96,852,000        62,620,000
Loans, net of allowance for loan losses 1997
 $1,558,000;  1996 $1,812,000 (Notes 3, 5 and 6)                      116,626,000       102,414,000
Premises and Equipment (Note 4)                                         1,094,000         1,150,000
Other Real Estate Owned                                                   476,000         3,483,000
Other Assets (Notes 4 and 9)                                            5,731,100         2,450,000
                                                                     ------------------------------
       Total assets                                                  $242,874,000      $198,198,000
                                                                     ------------------------------
                                                                     ------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------

Deposits (Note 5)
 Noninterest bearing                                                 $101,343,000      $ 70,754,000
 Interest bearing                                                     109,747,000        99,285,000
                                                                     ------------------------------
       Total deposits                                                 211,090,000       170,039,000

Line of Credit (Note 5)                                                 5,000,000         7,000,000
Other Liabilities                                                       2,787,000         2,476,000
                                                                     ------------------------------
       Total liabilities                                              218,877,000       179,515,000
                                                                     ------------------------------

Commitments and Contingencies (Notes 3, 6 and 14)

Stockholders' Equity (Notes 7 and 14)
 Common stock, no par value; 20,000,000 shares
   authorized; 2,265,280 and 2,170,783 shares
   issued and outstanding at December 31, 1997
   and 1996, respectively                                              16,234,000        16,012,000
 Retained earnings                                                      7,754,000         2,734,000
 Unrealized gain (loss) on securities available for sale,
   net (Note 2)                                                             9,000           (63,000)
                                                                     ------------------------------

       Total stockholders' equity                                      23,997,000        18,683,000
                                                                     ------------------------------

                                                                     $242,874,000      $198,198,000
                                                                     ------------------------------
                                                                     ------------------------------

See Notes to Consolidated Financial Statements.

PNB FINANCIAL GROUP

CONSOLIDATED STATEMENTS OF INCOME Years Ended December 31, 1997 and 1996


                                                          1997         1996
-------------------------------------------------------------------------------
Interest Income (Note 8)                              $16,421,000   $13,978,000
Interest Expense (Note 8)                               4,044,000     3,888,000
                                                      -------------------------
       Net interest income                             12,377,000    10,090,000
Provision for Loan Losses (Note 3)                        870,000       903,000
                                                      -------------------------
       Net interest income after provision
         for loan losses                               11,507,000     9,187,000
                                                      -------------------------

Other Income
 Commissions and other revenue from mortgage
   banking operations (Note 10)                        15,146,000    11,129,000
 Service charges, fees and other (Note 2)               1,034,000     1,235,000
 Gain on sale of SBA loans (Note 3)                       638,000       463,000
                                                      -------------------------
                                                       16,818,000    12,827,000
                                                      -------------------------

Other Expenses
 Mortgage banking operations (Notes 3 and 10)          10,585,000     8,390,000
 Salaries and employee benefits                         4,303,000     3,953,000
 Other deposit expense (Note 5)                         1,424,000     1,039,000
 Occupancy (Note 6)                                     1,380,000     1,538,000
 Other expenses (Note 8)                                2,052,000     2,593,000
                                                      -------------------------
                                                       19,744,000    17,513,000
                                                      -------------------------
       Income before provision
         for income taxes                               8,581,000     4,501,000

Provision for Income Taxes (Note 9)                     3,561,000       945,000
                                                      -------------------------
       Net income                                     $ 5,020,000   $ 3,556,000
                                                      -------------------------
                                                      -------------------------


Earnings per Share
 Basic                                                $      2.27   $      1.64
                                                      -------------------------
                                                      -------------------------

 Diluted                                              $      2.13   $      1.57
                                                      -------------------------
                                                      -------------------------

See Notes to Consolidated Financial Statements.

PNB FINANCIAL GROUP

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY Years Ended December 31, 1997 and 1996

                                                                              Unrealized
                                                                              Gain (Loss)
                                   Common Stock                Retained      on Securities      Total
                              ---------------------------      Earnings        Available     Stockholders'
                                 Shares         Amount         (Deficit)     for Sale, net      Equity
---------------------------------------------------------------------------------------------------------
Balance, December 31,
 1995                          2,187,933      $16,134,000      $  (822,000)    $(840,000)     $15,228,000

 Exercise of stock options         7,500           29,000               -             -            29,000
 Repurchase of common
   stock                         (24,650)        (151,000)              -             -          (151,000)
 Decrease in unrealized
   loss on securities
   available for sale, net            -                -                -         21,000           21,000
 Net income                           -                -         3,556,000            -         3,556,000
                            -----------------------------------------------------------------------------

Balance, December 31,
  1996                         2,170,783       16,012,000        2,734,000       (63,000)      18,683,000
  Exercise of stock options      127,500          453,000               -             -           453,000
  Repurchase of common
   stock                         (33,003)        (521,000)              -             -          (521,000)
  Tax benefit on exercise
   of stock options                   -           290,000               -             -           290,000
  Decrease in unrealized
   loss on securities
   available for sale, net            -                -                -         72,000           72,000
  Net income                          -                -         5,020,000            -         5,020,000
                            -----------------------------------------------------------------------------

Balance, December 31,
  1997                         2,265,280      $16,234,000      $ 7,754,000     $   9,000      $23,997,000
                            -----------------------------------------------------------------------------
                            -----------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

PNB FINANCIAL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, 1997 and 1996


                                                                           1997            1996
--------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
 Net income                                                        $     5,020,000    $   3,556,000
 Adjustments to reconcile net income to net cash
   (used in) operating activities:
   Depreciation and amortization                                           541,000          585,000
   Provision for loan losses                                               870,000          903,000
   Provision for indemnification losses                                    276,000        1,080,000
   Gain on sale of other real estate owned                                (288,000)        (472,000)
   Gain on sale of mortgage loans held for sale, net                    (9,584,000)      (7,842,000)
   Proceeds from sale of mortgage loans held for sale                1,103,690,000      802,208,000
   Origination of mortgage loans held for sale                      (1,128,338,000)    (815,018,000)
   Change in other assets and liabilities, net                             (37,000)      (1,573,000)
                                                                   --------------------------------
       Net cash (used in) operating activities                         (27,850,000)     (16,573,000)
                                                                   --------------------------------

Cash Flows from Investing Activities
 Proceeds from sale of available for sale securities                     2,052,000        3,052,000
 Proceeds from maturities of available for sale securities                 568,000        1,000,000
 Purchase of available for sale securities                              (2,206,000)        (830,000)
 Net change in loans                                                   (17,273,000)      (6,178,000)
 Proceeds from sale of other real estate owned                           5,464,000        2,329,000
 Acquisitions of premises and equipment                                   (402,000)        (380,000)
 Investment and convertible debt in REIT (Note 4)                       (2,500,000)              -
                                                                   --------------------------------

       Net cash (used in) investing activities                         (14,297,000)      (1,007,000)
                                                                   --------------------------------

Cash Flows from Financing Activities
 Proceeds from borrowings on notes payable                             794,228,000       15,360,000
 Payments on notes payable                                            (796,579,000)      (8,009,000)
 Net change in deposits                                                 41,051,000       12,737,000
 Sale of common stock                                                      453,000           29,000
 Repurchase of common stock                                               (521,000)        (151,000)
                                                                   --------------------------------

       Net cash provided by financing activities                        38,632,000       19,966,000
                                                                   --------------------------------

       Net increase (decrease) in cash and
         cash equivalents                                               (3,515,000)       2,386,000

Cash and Cash Equivalents
 Beginning of year                                                      18,700,000       16,314,000
                                                                   --------------------------------

 End of year                                                       $    15,185,000    $  18,700,000
                                                                   --------------------------------
                                                                   --------------------------------

Supplemental Disclosures (Note 13)

See Notes to Consolidated Financial Statements.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Banking Activities and Significant Accounting Policies

Nature of business:

PNB Financial Group is a bank holding company whose wholly-owned subsidiary, Pacific National Bank, provides bank related services including the granting of commercial, real estate, installment, construction, and Small Business Administration (SBA) loans, mortgage brokerage and mortgage banking services to customers.

The Bank operates three commercial loan and depository regional offices, two mortgage loan offices and four mortgage loan production offices. With the exception of the four mortgage loan production offices, all of the offices are in the Southern California marketplace with deposit taking offices in Newport Beach, Beverly Hills, and Orange, and mortgage division offices in Irvine and San Diego. The four mortgage loan production offices are located in Phoenix, Flagstaff, and Tucson, Arizona and Sacramento, California.

A summary of the Company's significant accounting policies are as follows:

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation:

The consolidated financial statements include the accounts of PNB Financial Group (the Company) and its wholly-owned subsidiary, Pacific National Bank (the Bank). All significant intercompany balances have been eliminated in consolidation.

Cash and cash equivalents:

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less and federal funds sold to be cash equivalents. The Company has deposits at other banks in excess of insured limits. The Company has not experienced any losses in such accounts.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Note 1. Nature of Banking Activities and Significant Accounting Policies (Continued)

Securities available for sale:

Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity and equity securities in the Federal Home Loan Bank and the Federal Reserve Bank which is a required investment to acquire membership privileges in those institutions. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. These fair values are based on quoted prices when such quotes are available. In the absence of quoted market prices, securities are priced based on quotes obtained from certain brokers who estimate the fair value based upon quoted prices for similar securities. There can be no assurance that prices estimated for such securities can be realized upon ultimate sale. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of any related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Mortgage loans held for sale:

Mortgage loans held for sale are reported at the lower of cost or fair value which is computed by the aggregate method. Gains and losses on the sale of mortgage loans are adjusted by gains and losses generated from corresponding hedging transactions entered into to protect the mortgage loan inventory value from fluctuations in interest rates. Hedge positions are also maintained to protect the pipeline of loan applications in process from changes in interest rates. Gains and losses which occur during the commitment and warehousing period related to the pipeline and mortgage loans held for sale are recognized in the period loans are sold. Unrealized hedging losses are recognized currently if deferring such losses would result in mortgage loans held for sale and the pipeline being valued in excess of their estimated fair value. Interest income on these loans is accrued daily. Loan origination fees and cost are deferred and recognized as income or expense when the loan is sold.

Loans:

Loans are stated at amounts advanced less payments received, unearned fees and loan discounts. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient at the loan's observable market price or the fair value of the collateral less estimated selling cost if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Interest income on loans is accrued daily except where reasonable doubt exists as to the collectibility of the interest, in which case the accrual of interest income is discontinued. Cash payments received after the accrual of interest income is discontinued is applied to principal. The Company's current policy is generally to cease accruing interest and to charge off all accrued and unpaid interest on loans which are past due as to principal and/or interest for 90 days, or at an earlier time, if management determines timely collection of interest is in doubt. Loan origination fees and certain incremental direct costs relating to loan originations are deferred and amortized over the life of the loan. Discounts on loans purchased are credited to income over the life of the loan using the interest method.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Note 1. Nature of Banking Activities and Significant Accounting Policies (Continued)

Loans:   (continued)

The adequacy of the allowance for loan losses is determined by management based on a number of factors, including historical loan loss experience (migration analysis), changes in the nature and volume of the loan portfolio, review of problem loans, quality of the overall portfolio and current economic conditions. While management uses the best information available to provide for possible losses, future adjustments to the allowance may be necessary due to economic, operating, regulatory or other conditions that may be beyond the Company's control. Loans considered uncollectible are charged to the allowance for loan losses and subsequent recoveries are added to the allowance.

Premises and equipment:

Premises and equipment are stated at cost, less accumulated depreciation and amortization which is charged to expense on a straight-line basis over the estimated useful lives of the assets. The useful life of equipment is estimated to be from three years to five years. Improvements to leased property are amortized over the lesser of the term of the lease or life of the improvements.

Other real estate owned:

Other real estate owned, which represents real estate acquired in settlement of loans, is held for sale and is recorded at the lower of cost or fair value less estimated cost of disposal. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Any subsequent operating expenses or income, reduction in estimated fair values, or gains or losses on disposition of such properties are charged or credited to current operations. Other real estate owned is evaluated regularly by management and reductions of the carrying amounts are recorded as necessary.

Income taxes:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Interest rate exchange agreements:

Interest rate exchange agreements (swaps) used in asset/liability management activities are accounted for using the accrual method. Net interest income or expense resulting from the differential between exchanging floating and fixed rate interest payments is recorded on an accrual basis.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Note 1. Nature of Banking Activities and Significant Accounting Policies (Continued)

Earnings per share:

Effective December 31, 1997, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings Per Share", which supersedes Account Principles Board (APB) Opinion No. 15. Statement No. 128 requires the presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities outstanding that trade in a public market. Under Statement No. 128, the Company is required to present basic and diluted earnings per share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. The Company initially applied Statement No. 128 for its annual and interim period ending December 31, 1997. The reported earnings per share for 1996 have been restated to conform to the new requirements.

The weighted average shares outstanding for computing basic and diluted earnings per share were 2,212,558 and 2,361,045, respectively, for the year ended December 31, 1997 and 2,169,000 and 2,263,371, respectively, for the year ended December 31, 1996. The difference in the weighted average shares outstanding for computing basic and diluted earnings per share is due to dilutive stock options of 148,487 and 94,034 in 1997 and 1996, respectively.

Accounting for transfers and servicing of financial assets:

Effective January 1, 1997, the Company adopted FASB Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", which distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The Statement also establishes standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their subsequent measurement.

The Statement requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, the Statement requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

The adoption of this Statement did not have a material effect on the financial statements.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Note 1. Nature of Banking Activities and Significant Accounting Policies (Continued)

New accounting pronouncements:

During the year, FASB issued several accounting pronouncements that will effect or possibly effect the accounting and reporting of the Company. Following are the requirements of these pronouncements:

Reporting comprehensive income:

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income". Statement No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose consolidated financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. The Statement requires a company to disclose in the financial statements the various components of comprehensive income. The provisions of this Statement will be effective for the Company's financial statements issued for the year ending December 31, 1998.

Segment disclosure:

     The FASB has also issued Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information." Statement No. 131 modifies the disclosure requirements for reportable segments and is effective for the Company's year ending December 31, 1998. The Company has not determined the effect, if any, the adoption of this Statement will have on the Company's reported segments.

Note 2.  Securities Available for Sale

Securities available for sale as of December 31, 1997 and 1996 consist of the following:


                                                             1997
                                  --------------------------------------------------------
                                      Amortized    Unrealized    Unrealized
                                        Cost         Gains         Losses      Fair Value
------------------------------------------------------------------------------------------

 U.S. Treasury securities            $ 1,018,000    $      -      $ (4,000)    $ 1,014,000
 U.S. Government agencies
   securities                          2,004,000       30,000           -        2,034,000
 Mortgaged-backed securities           2,587,000        9,000      (19,000)      2,577,000
 Federal Reserve Bank stock              340,000           -            -          340,000
 Federal Home Loan Bank stock            945,000           -            -          945,000
                                     -----------------------------------------------------

                                     $ 6,894,000    $  39,000     $(23,000)    $ 6,910,000
                                     -----------------------------------------------------
                                     -----------------------------------------------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.  Securities Available for Sale (Continued)

                                                              1996
                                     -----------------------------------------------------
                                      Amortized     Unrealized     Unrealized
                                        Cost          Gains          Losses     Fair Value
------------------------------------------------------------------------------------------

 U.S. Treasury securities            $ 1,202,000    $    -         $ (17,000)   $ 1,185,000
 U.S. Government agencies
   securities                          2,112,000         -           (16,000)     2,096,000
 Mortgage-backed securities            3,004,000         -           (74,000)     2,930,000
 Federal Reserve Bank stock              340,000         -                          340,000
 Federal Home Loan Bank stock            830,000         -                          830,000
                                     ------------------------------------------------------

                                     $ 7,488,000    $    -         $(107,000)   $ 7,381,000
                                     ------------------------------------------------------
                                     ------------------------------------------------------

The amortized cost and fair value of securities available for sale as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary:

                                              Amortized
                                                Cost           Fair Value
--------------------------------------------------------------------------
 Due in one year or less                      $ 1,018,000      $ 1,014,000
 Due after one year through five years          2,004,000        2,034,000
 Mortgage-backed securities                     2,587,000        2,577,000
 Bank stocks                                    1,285,000        1,285,000
                                              ----------------------------
                                              $ 6,894,000      $ 6,910,000
                                              ----------------------------
                                              ----------------------------


Gross realized losses from the sale of securities available for sale were $11,000 and $1,000 for the years ended December 31, 1997 and 1996, respectively. There were no gross realized gains from the sale of securities available for sale for the years ended December 31, 1997 and 1996. As of December 31, 1997 and 1996, securities available for sale with a fair value of $1,950,000 and $2,650,000, respectively, were pledged as collateral for various purposes as required or permitted by law.


PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.  Loans

Loan portfolio composition:

The composition of the Company's loan portfolio as of December 31, 1997 and 1996 are as follows:


                                        1997             1996
-------------------------------------------------------------------
 Commercial                         $ 46,218,000       $ 38,666,000
 Real estate and construction         64,888,000         57,857,000
 Consumer                              7,078,000          7,703,000
 Allowance for loan losses            (1,558,000)        (1,812,000)
                                    -------------------------------
                                    $116,626,000       $102,414,000
                                    -------------------------------
                                    -------------------------------

Loans have been recorded net of purchase discounts of $551,000 and $598,000 and net deferred origination fees of $193,000 and $158,000 as of December 31, 1997 and 1996, respectively. Such amounts will be amortized to income over the lives of the loans.

A majority of the Bank's commercial and consumer loan portfolio is with customers located in California throughout its primary market area of Orange and Los Angeles Counties. The Bank grants commercial and consumer loans to borrowers in a number of different industries.

The Bank's real estate and construction loan portfolio, which is 56% of the Bank's net loan portfolio, consists of loans on real estate located throughout Southern California. Changes in economic conditions in Southern California may result in losses that cannot be reasonably predicted at this time. In addition, various regulatory agencies as an integral part of their examination process periodically review the Bank's allowance for loan losses.
 Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

Allowance for loan losses:

The following is a summary of transactions affecting the allowance for loan losses for the years ended December 31:

                                                   1997            1996
---------------------------------------------------------------------------
 Balance, beginning                            $ 1,812,000      $ 2,659,000

   Provision for loan losses                       870,000          903,000
   Amounts charged off                          (1,601,000)      (2,055,000)
   Recoveries                                      477,000          305,000
                                               ----------------------------

 Balance, ending                               $ 1,558,000      $ 1,812,000
                                               ----------------------------
                                               ----------------------------

PNB FINANCIAL GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Loans (Continued)

SBA loans:

The Bank sells the guaranteed portion of substantially all of its SBA loans it originates in the secondary market. The Bank sells these loans to generate sales premiums and servicing income along with providing additional funds for lending. Under such agreements, the Bank continues to service the loans and the buyer receives the principal collected together with interest. In connection with these sales, the Bank serviced approximately $19,861,000 and $13,619,000 of SBA loans for others as of December 31, 1997 and 1996, respectively, which are not included in the accompanying consolidated balance sheets.

The Bank has issued various representations and warranties associated with the sale of SBA loans. These representations and warranties may require the Bank to repurchase loans for a period of 90 days after the date of sale as defined per the applicable sales agreement. The Bank experienced no losses during the years ended December 31, 1997 and 1996 regarding these representations and warranties.

The Bank's SBA Department, together with the residential mortgage division, utilize federal governmental agencies in providing loans to its customers. A prolonged shutdown or slowdown of the SBA Department and Housing and Urban Development ("HUD") could have a material effect on the Bank's ability to guarantee and/or insure SBA loans and FHA/VA loans. This inability may lead to the Bank limiting or temporarily stopping these lending programs which could have a material effect on the operation of the Bank's SBA Department and Residential Mortgage Loan Department.

The Bank's SBA Department is substantially impacted by the policies, guidelines and funding availability established by the U.S. Government's SBA. Periodically, Congress sets the amount of SBA funds available and changes the fees charged by the SBA. The level of funding and changes to the fee structure could severely effect the operation of the Bank's SBA Department.

Nonaccrual and impaired loans:

Loans on which the accrual of interest has been discontinued amounted to $1,237,000 and $3,220,000 at December 31, 1997 and 1996, respectively. If nonaccrual loans had been maintained in accordance with their terms, additional interest income of approximately $126,000 ($.06 per share, basic) and $343,000 ($.16 per share, basic) would have been recorded during the years ended December 31, 1997 and 1996, respectively.

Impaired loans having recorded investments of $1,237,000 and $3,220,000 at December 31, 1997 and 1996, respectively, have been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The total allowance for loan losses related to these loans was $50,000 and $397,000 at December 31, 1997 and 1996, respectively. Impaired loans for which there is no specific allowance for loan losses at December 31, 1997 and 1996 is $1,138,000 and $721,000, respectively. The average recorded investment for all impaired loans during 1997 and 1996 was $2,218,630 and $6,333,000, respectively. No interest income was recognized on impaired loans in 1997 and $120,000 was recognized in 1996, all of which was recognized using a cash-basis method of accounting during the time within that period that the loans were impaired.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Loans (Continued)

Mortgage loans held for sale:

In the ordinary course of business, the Bank has liability under representations and warranties made to purchasers and insurers of mortgage loans. Under certain circumstances, the Bank may become liable for the unpaid principal and interest on defaulted loans (whether recourse or nonrecourse) or other loans if there has been a breach of representations or warranties.

Until September 30, 1996, substantially all mortgage loans were sold with a recourse provision. After October 1, 1996, the majority of the loans sold were without a recourse provision. Generally, loans sold under the recourse provision are required to be purchased back by the Bank if the loan becomes delinquent within two to six months of funding. The Bank has the choice to not purchase the loan, but to indemnify the investor for any and all costs associated with the investors collection of the loan. During 1997 and 1996, the Bank chose to indemnify the majority of the loans subject to a recourse provision. The Bank estimates its loss exposure to loans sold under the recourse and representation and warranty provisions and has recorded this estimate at December 31, 1997 and 1996. The following is a summary of transactions affecting this reserve for the years ended December 31, 1997 and 1996:


                                                           1997        1996
------------------------------------------------------------------------------
 Balance, beginning                                     $ 461,000   $  232,000
   Provision for losses, included in mortgage banking
    operations expenses                                   276,000    1,080,000
   Amounts charged to reserve, net of recoveries         (355,000)    (851,000)
                                                        ----------------------
 Balance, ending                                        $ 382,000   $  461,000
                                                        ----------------------
                                                        ----------------------

Related party loans:

Certain stockholders of the Company, officers and directors of the Company and the Bank, including their families and companies of which they are principal owners, are considered to be related parties. These related parties were loan customers of, and had other transactions with, the Company and the Bank in the ordinary course of business. In management's opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with nonrelated parties. The activity in related party loans for the year ended December 31, 1997 is as follows:

----------------------------------------------------------

 Balance, beginning                                         $ 4,961,000
   Additional advances                                        1,453,000
   Repayments                                                (2,716,000)
   Loans no longer with related parties                      (1,626,000)
                                                            -----------
 Balance, ending                                            $ 2,072,000
                                                            -----------
                                                            -----------
 Maximum balance during the year (month-end balances)       $ 4,953,000
                                                            -----------
                                                            -----------

At December 31, 1997, none of the related party loans were past due, impaired, on nonaccrual, or restructured to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.  Premises and Equipment and Other Assets

Premises and equipment:

Components of premises and equipment are as follows at December 31:


                                                 1997               1996
---------------------------------------------------------------------------
 Furniture, fixtures and equipment           $ 2,704,000       $  2,442,000
 Leasehold improvements                        1,288,000          1,402,000
                                             ------------------------------
                                               3,992,000          3,844,000
 Accumulated depreciation and amortization    (2,898,000)        (2,694,000)
                                             ------------------------------

                                             $ 1,094,000       $  1,150,000
                                             ------------------------------
                                             ------------------------------

Other assets:

In December 1997, the Company invested in a real estate investment trust
(REIT) by purchasing 100,000 shares of stock in the REIT (approximately 4.7% of total shares outstanding) for $1 million. In addition, the Company loaned $1.5 million to the REIT as convertible debt which can be converted into 150,000 shares of common stock at such time as the REIT increases its capitalization to 5 million shares of issued and outstanding common stock.

Also in December 1997, the Company was issued a warrant to purchase an additional 100,000 shares of the REIT's common stock at $10.00 per share. Upon conversion of the $1.5 million convertible note into 150,000 shares of common stock of the REIT, the Company will be issued a warrant to purchase an additional 150,000 shares of REIT common stock at $10.00 per share. The warrants are exercisable at the discretion of the Company in part or in whole at any time for a period of five years from issuance.

The REIT will focus on the investment in and management of residential mortgage loans. The REIT shall be headquartered in West Los Angeles and, with the exception of Allen C. Barbieri who is the Chairman and C.E.O. of the REIT and is currently the President and C.E.O. of PNB Financial Group, shall be managed by a separate and outside management team. Additionally, two of REIT's four outside board seats shall be held by current board members of PNB Financial Group.

In addition to the equity investment of $1 million and the convertible loan in the amount of $1.5 million, the Company has also entered into agreements to perform operational services to the REIT through the Bank and also grant the REIT a first right of refusal to purchase residential mortgages from the Bank.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.  Deposits and Line of Credit

Deposits:

The composition of the Bank's interest bearing deposits as of December 31, 1997 and 1996 is as follows:

                                                         1997           1996
--------------------------------------------------------------------------------
 Demand                                              $ 54,906,000   $ 49,720,000
 Savings                                                4,355,000      5,390,000
 Time certificates of deposit of $100,000 or more      36,187,000     24,976,000
 Other time deposits                                   14,299,000     19,199,000
                                                     ---------------------------
                                                     $109,747,000   $ 99,285,000
                                                     ---------------------------
                                                     ---------------------------

As of December 31, 1997 and 1996, approximately $46,000,000 and $25,000,000, respectively, of the Bank's noninterest bearing demand deposits consist of demand accounts currently maintained by title insurance, escrow and property management companies. These industries are dependent upon the real estate market in Southern California. The Bank provides an earnings allowance for these customers and purchases external services on behalf of these customers based on the amount of the earnings allowance less any internal charges incurred. These external services, which are commonly offered in the banking industry, include courier, bookkeeping and payroll accounting services. The expense of these external services totaled $1,424,000 and $1,039,000 for the years ended December 31, 1997 and 1996, respectively, and is classified as other deposit expense in the accompanying consolidated statements of income.

During 1997 the Bank obtained deposits through brokers in order to fund a portion of its mortgage loans held for sale. At December 31, 1997, the Bank had $13,400,000 of these deposits which are included in time certificates of deposit of $100,000 or more above.

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:


------------------------------------------------------------------------------
 Three months or less                                             $ 33,822,000
 Over three months through one year                                 13,647,000
 Over one year through three years                                   2,305,000
 Over three years                                                      712,000
                                                                  ------------
                                                                  $ 50,486,000
                                                                  ------------
                                                                  ------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.  Deposits and Line of Credit (Continued)

Line of credit:

The Bank has a line of credit with the Federal Home Loan Bank (FHLB). Borrowings on the line are collateralized by certain loans with a carrying value totaling $30,337,000 at December 31, 1997. Borrowings bear interest at the FHLB daily reference rate (6.57% at December 31, 1997 with an average rate for the month of December 1997 of 5.97%). The maximum amount the Bank may borrow under this agreement is limited to the lesser of the eligible collateral and borrowing base established in the agreement or 25% of the Bank's total assets. At December 31, 1997, the maximum available was $12,700,000 of which $5,000,000 was outstanding.

The Bank has a line of credit facility with Union Bank of California for $5,000,000 which expires on July 31, 1998. There was no outstanding balance as of December 31, 1997. The Bank also has two other nonbinding agreements with financial institutions to borrow up to $3,500,000.

Note 6.  Commitments and Contingencies

Operating leases:

At December 31, 1997, all of the Company's operations are conducted in leased facilities under noncancelable operating leases expiring at various dates through 2006. Several of the leases contain options to extend the lease terms. The Company incurred rental expense of $1,189,000 and $1,025,000, during the years ended December 31, 1997 and 1996, respectively.

The future minimum lease payments required under operating leases total $6,035,000 and are due in the years ending: 1998 $1,049,000; 1999 $916,000;
2000 $906,000; 2001 $911,000; 2002 $743,000, and thereafter $1,510,000.

Financial instruments with off-balance sheet risk:

In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include unfunded commitments to extend credit and obligations under standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party as a result of commitments to extend credit and obligations under standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1997 and 1996, the Bank had unfunded commitments related to its portfolio loans to extend credit of $35,691,000 and $24,442,000 and obligations under standby letters of credit of $358,000 and $635,000, respectively.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6.    Commitments and Contingencies (Continued)

Financial instruments with off-balance sheet risk (continued):

These commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn down, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. All standby letters of credit issued by the Bank are for a fixed period not to exceed one year.

The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loan facilities to customers. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include cash, accounts receivable, inventories, property, plant and equipment, and residential and commercial properties.

The Bank enters into financial arrangements to mitigate the exposure of fluctuating interest rates in the normal course of business through origination and selling of mortgage loans. These financial instruments include commitments to fund mortgage loans and mandatory forward commitments.
 These instruments involve, to varying degrees, elements of credit and interest rate risk. Interest rate risk is managed by the Bank by entering into agreements with Wall Street investment bankers and with investors meeting the credit standards of the Bank. At any time, the exposure to the Bank, in the event of default by the counterparty under a mandatory forward commitment is the difference between the contract price and current market value, which amount would only be a fractional percentage of the outstanding commitments.

Until a rate commitment is extended by the Bank to a mortgage broker/borrower, there is no market interest rate risk to the Bank. The Bank reduces interest rate exposure by limiting these rate commitments to varying periods of less than sixty days. Loans in process for which interest rates were committed to the mortgage broker/borrower totaled $38,465,000 as of December 31, 1997. These commitments as well as $35,797,000 of uncommitted mortgage loans held for sale are hedged by the Bank by entering into mandatory forward commitments.

At December 31, 1997, the Bank had $56,000,000 of mandatory forward commitments to sell whole loans relating to their unfunded pipeline of rate-locked loans and loans held for sale uncommitted to investors. Gains and losses on mandatory forward commitments are realized in the period the commitment is terminated. Unrealized gains and losses on forward commitments are included in the analysis of lower of cost or market valuation for mortgage loans held for sale. At December 31, 1997, the unrealized (loss) on the Bank's mandatory forward commitments was $(283,000). The Bank has also committed to sell loans that have already been funded that are pending purchases by an investor. The total amount of such committed loans at December 31, 1997 was $59,592,000.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6.    Commitments and Contingencies (Continued)

Interest rate swap:

The Bank is a party to an interest rate swap agreement with a total notional principal amount of $20,000,000. Management entered into the agreement to reduce the impact of changes in interest rates on its balance sheet. The agreement effectively transfers interest rate risk on a portion of the excess of interest bearing assets over interest bearing liabilities. The agreement provides for the Bank to pay a variable rate of prime on the notional amount with the counterparty paying a fixed rate. The agreement terminates in April 2000 and requires the Bank to maintain collateral with the counterparty totaling 4% of the notional amount. In accordance with the agreement, $808,000 of securities were pledged at December 31, 1997 by the Bank with a similar amount being pledged by the counterparty.

Note 7.    Stockholders' Equity

Stock option plans:

During 1995, the Company's 1985 Incentive Stock Option Plan and the 1985 Nonqualified Stock Option Plan expired. As of December 31, 1997, options for 17,000 and 142,500 shares, respectively, of the Company's common stock were outstanding under these Plans. In 1995, the Company adopted a 1995 Incentive Stock Option (ISO) Plan which provides for a maximum of 50,000 options to be granted. During 1997, the stockholders' increased the number of options that can be granted under the ISO Plan to 250,000. As of December 31, 1997, 183,750 options under the 1995 Plan have been granted of which 750 had been exercised. Under terms of the incentive and nonqualified stock option plans, options of the Company's common stock may be granted to officers, key employees and directors of the Company and the Bank, and others. Under the Plans, options are granted with an exercise price not less than fair market value of the common stock at the date the options are granted. All options expire ten years from the date of grant and vest and are available for exercise either at the grant date or for those granted in 1997 over a four-year period with 20% immediately and 20% each year thereafter.

A summary of the status of the stock option plans at December 31, 1997 and 1996 and changes during the years ended on those dates is as follows:

                                                  1997                         1996
                                      ----------------------------------------------------------
                                                     Weighted-                       Weighted-
                                                      Average                         Average
                                        Shares     Exercise Price       Shares    Exercise Price
------------------------------------------------------------------------------------------------
 Outstanding, beginning of year        294,750        $ 3.62          295,750          $3.52
   Granted                             175,250         11.50            8,500           7.44
   Exercised                          (127,500)         3.55           (7,500)          3.83
   Expired                                 --            --            (2,000)          3.50
                                      --------                        -------
 Outstanding, end of year              342,500        $ 7.68          294,750          $3.62
                                      --------                        -------
                                      --------                        -------
 Exercisable, end of year              202,300                        294,750
                                      --------                        -------
                                      --------                        -------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.    Stockholders' Equity (Continued)

A further summary about options outstanding at December 31, 1997 is as follows:


                            Outstanding                Exercisable
                   ---------------------------------------------------------
                                    Weighted-                     Weighted-
                                    Average                       Average
                                    Remaining                    Remaining
                      Number       Contractual      Number      Contractual
 Exercise Prices   Outstanding        Life        Outstanding      Life
 ---------------------------------------------------------------------------
      $ 3.50         157,500         5.8 years       157,500       5.8 years
        4.50           2,000         7.9               2,000       7.9
        7.00           6,000         8.6               6,000       8.6
        8.50           2,500         8.8               2,500       8.8
       11.50         174,500         9.3              34,300       9.3
                     -------                         -------
                     342,500         7.4 years       202,300       6.1 years
                     -------                         -------
                     -------                         -------

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized. The Company has elected not to adopt FASB Statement No. 123, "Accounting for Stock-Based Compensation" for options issued to employees. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under this Plan consistent with the method of Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:


                                                   1997          1996
---------------------------------------------------------------------------
 Net income                  As reported        $5,020,000       $3,556,000
                             Pro forma           4,820,000        3,546,000

 Earnings per share          As reported
                               Basic            $     2.27       $     1.64
                             Diluted                  2.13             1.57
                               Pro forma
                               Basic            $     2.18       $     1.63
                               Diluted                2.04             1.57

The pro forma compensation cost was recognized for the fair value of the stock options granted, which was estimated using the Black-Scholes model with the following weighted-average assumptions for 1997 and 1996, respectively: expected volatility of 27.6% and 25.3%, risk-free interest rate of 6.6% and 6.3%, expected life of 5 years and no expected dividends for all years. The estimated weighted-average fair value of stock options granted in 1997 and 1996 was $4.28 and $3.68, respectively.

Preferred stock:

The Company has authorized 10,000,000 shares, no par value, preferred stock. No shares of preferred stock have been issued.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.    Stockholders' Equity (Continued)

Dividend restrictions:

The Company and the Bank are limited as to the amount of dividends which can be paid. Dividends declared by national banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the Comptroller of the Currency. Regardless of formal regulatory restrictions, the Company and the Bank may not pay dividends that would result in its capital levels being reduced below the minimum regulatory requirements (see Note 14).

Note 8.    Income Statement Information

Interest income and interest expense for the years ended December 31, 1997 and 1996 consists of the following:


                                                               1997          1996
-------------------------------------------------------------------------------------
Interest income:
 Interest and fees on loans (Note 3)                       $15,771,000    $13,015,000
 Interest on investment securities                             422,000        438,000
 Interest on federal funds sold                                228,000        493,000
 Interest on deposits in other banks                               --          32,000
                                                           --------------------------
                                                           $16,421,000    $13,978,000
                                                           --------------------------
                                                           --------------------------
-------------------------------------------------------------------------------------
Interest expense:
 Demand                                                    $ 1,458,000    $ 1,446,000
 Savings                                                       114,000        116,000
 Time certificates of deposit of $100,000 or more            1,504,000      1,100,000
 Other time deposits                                           776,000      1,193,000
 Short term borrowings                                         192,000         33,000
                                                           --------------------------
                                                           $ 4,044,000    $ 3,888,000
                                                           --------------------------
                                                           --------------------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8.    Income Statement Information (Continued)

Other expense:

Other expense for the years ended December 31, 1997 and 1996 consists of the following:


                                                   1997          1996
----------------------------------------------------------------------
 Other real estate owned expense              $  510,000    $  400,000
 Professional services                           408,000       472,000
 Insurance                                       268,000       672,000
 Business development expense                    213,000       181,000
 Legal                                           213,000       322,000
 Supplies                                        182,000       212,000
 Miscellaneous                                   258,000       334,000
                                              ------------------------
                                              $2,052,000    $2,593,000
                                              ------------------------
                                              ------------------------

In September 1996, Congress passed legislation which began the process of merging the bank (BIF) and savings and loans (SAIF) insurance funds into one fund. As a result of the legislation, all institutions that had SAIF deposits were required to pay a one time assessment for those deposits that brought up the SAIF fund to a level commensurate with the BIF fund. During 1996, the Bank paid approximately $307,000 for this special one time assessment which is included in insurance expense. This payment will reduce the Bank's future SAIF deposit insurance premiums.

Note 9.    Income Taxes

The provision for income taxes consists of the following:


                                            1997         1996
---------------------------------------------------------------
Current
   Federal                              $2,729,000    $ 896,000
   State                                   482,000      505,000
Deferred                                   350,000     (456,000)
                                        -----------------------
       Provision for income taxes       $3,561,000    $ 945,000
                                        -----------------------
                                        -----------------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9.    Income Taxes (Continued)

The provision for income taxes resulted in an effective tax rate different from the federal income tax statutory rate. The reasons for this difference is as follows:


                                                                         1997          1996
----------------------------------------------------------------------------------------------
Federal income tax computed at a statutory
   rate of 35%                                                       $3,003,000     $1,575,000
State franchise tax, net of federal income tax benefit                  632,000        278,000
Change in valuation allowance                                               --        (890,000)
Other items                                                             (74,000)       (18,000)
                                                                     -------------------------
       Total provision for income taxes                              $3,561,000      $ 945,000
                                                                     -------------------------
                                                                     -------------------------

Components of the Company's deferred tax assets and liabilities at December 31, are as follows:


                                                          1997         1996
-----------------------------------------------------------------------------
 Nonaccrual interest income                           $  12,000     $ 170,000
 Indemnification reserve                                158,000       188,000
 Mortgage loans held for sale                           273,000       281,000
 State income taxes                                     242,000       167,000
 Other                                                   72,000        92,000
                                                      -----------------------
       Total deferred tax assets                        757,000       898,000
                                                      -----------------------
 Loan loss reserve                                     (353,000)      (68,000)
 Discount on loans                                     (146,000)     (145,000)
 Other                                                 (108,000)      (69,000)
 Premises and equipment                                     --       (116,000)
                                                      -----------------------
       Total deferred tax liabilities                  (607,000)     (398,000)
                                                      -----------------------
       Net deferred tax assets
          included in other assets                    $ 150,000     $ 500,000
                                                      -----------------------
                                                      -----------------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9.    Income Taxes (Continued)

During 1996, management eliminated the valuation allowance on deferred tax assets as they believe it is more likely than not that the deductible temporary differences will be realized. Management considered the Company's recent past and expected future performance in making the determination to eliminate the valuation allowance. If the Company is unable to generate the income necessary to recognize the deferred tax assets recorded, a valuation allowance will need to be provided in the future.

Note 10.   Segment Data, Mortgage Banking Operations

The Bank operates a residential mortgage division for the origination and sale of mortgage loans. The operations of this division are very sensitive to changes in the prevailing market rates of interest. Substantially all of the mortgage loans the Bank originates are located in Los Angeles, Orange, San Bernardino and San Diego Counties and all loans are sold to institutional investors. The majority of the loans were sold to two investors for the years ended December 31, 1997 and 1996. For the years ended December 31, 1997 and 1996, 35% of the loans were sold to Countrywide Home Loans, Inc. and for 1997 and 1996, 38% and 27%, respectively, were sold to Norwest Funding, Inc. The Bank does not maintain the servicing on the loans which it sells. The mortgage division operates both a wholesale and retail department.
During 1997, approximately 91% of the loan volume was originated from the wholesale department, and approximately 53% of the mortgage loans originated were FHA- insured or VA-guaranteed loans. In addition, approximately 73% of the mortgage loan volume originated in 1997 were purchase money loans. All revenue earned by this division is from unaffiliated third parties.

Income from operations of the mortgage division was $4,319,000 and $2,725,000 for the years ended December 31, 1997 and 1996, respectively. Income from the mortgage division operations is calculated before income tax and allocation of corporate expenses such as administration, data processing, legal and accounting. Income from operations of the mortgage division does not include the interest income or expense associated with the funding and holding of mortgage loans before they are sold. Total assets related to the mortgage division, which include the inventory of mortgage loans held for sale as well as certain furniture and equipment were $101,176,000 and $66,253,000 as of December 31, 1997 and 1996, respectively. As of December 31, 1997, the Bank employed 229 people, of whom 156 were engaged in the mortgage division.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11.     Estimated Fair Value of Financial Instruments

In accordance with FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," a summary of the estimated fair value of the Company's consolidated financial instruments as of December 31, 1997 and 1996 is presented below. The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Statement No. 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.


                                                  1997                      1996
                                        ---------------------------------------------------
                                        Carrying      Estimated     Carrying     Estimated
                                         Amount       Fair Value     Amount      Fair Value
-------------------------------------------------------------------------------------------
                                                          (In Thousands)
ASSETS
 Cash and due from banks                $ 15,185      $ 15,185      $ 12,700      $ 12,700
 Federal funds sold                          --            --          6,000         6,000
 Securities available for sale             6,910         6,910         7,381         7,381
 Mortgage loans held for sale             96,852        97,452        62,620        62,979
 Loans                                   116,626       116,742       102,414       102,381
 Investment in REIT                        1,000         1,000           --            --
 Convertible note from REIT                1,500         1,500           --            --
 Accrued interest receivable                 950           950           848           848

Liabilities
 Savings and demand deposits             160,604       160,604       125,864       125,864
 Time deposits                            50,486        50,517        44,175        44,147
 Borrowing on line of credit               5,000         5,000         7,000         7,000
 Accrued interest payable                    287           287           205           205

Gain (Loss) on Off-Balance Sheet
 Financial Instruments
 Mandatory forward commitments               --           (286)          --            270
 Mortgage loan commitments                   --            345           --           (172)
 Interest rate swap                          --            194           --             61
 Portfolio loan commitments                  --           (178)          --           (122)

The fair value of cash and due from banks, federal funds sold, accrued interest receivable and payable, and borrowings on the line of credit, approximate their carrying amounts. The fair value of securities available for sale, mortgage loans held for sale and mandatory forward commitments are based on quoted market prices when such quotes are available. In the absence of quoted market prices, securities are priced based on prices obtained from certain brokers. These brokers estimate the fair value based upon quoted prices for similar securities. There can be no assurance that the prices estimated for such securities can be realized upon ultimate sale.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11.  Estimated Fair Value of Financial Instruments (Continued)

For variable rate loans that reprice frequently, and that have experienced no significant change in credit risk, fair values are based on carrying values. At December 31, 1997 and 1996, variable rate loans comprised approximately 82% and 79%, respectively, of the loan portfolio. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Prepayments prior to the repricing date are not expected to be significant. Loans not held for sale are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

The fair value of the Company's investment in the REIT is estimated to be equal to the carrying value of the investment as the REIT was capitalized in late December and operations have not commenced on any significant level.

Fair values disclosed for demand deposits equal their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable rate money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation. This calculation uses interest rates currently being offered on certificates with similar maturities. Early withdrawals of fixed rate certificates of deposit are not expected to be significant.

The fair value of mortgage loan commitments is estimated by taking into account the rates being demanded on mortgage loans without the value of servicing.

The fair value of portfolio loan commitments is based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counterparty credit standings.

The fair value of the interest rate swap at December 31, 1997 and 1996, is estimated based on the present value of the payments currently being received over the swaps contractual life. Changes in the interest rate will have a significant effect on the swaps fair value.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and, therefore, current fair value estimates may differ significantly from amounts presented herein.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11.   Estimated Fair Value of Financial Instruments (Continued)

Interest rate risk:

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair value of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of rate sensitive assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to repay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of rate sensitive assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

Note 12.   Condensed Financial Information - Parent Company Only

A condensed summary of financial information of PNB Financial Group (parent company only) is as follows:

CONDENSED BALANCE SHEETS


ASSETS                                                          1997          1996
--------------------------------------------------------------------------------------
Cash                                                       $   327,000     $   338,000
Loans, net                                                   1,285,000       1,879,000
Investment in subsidiary                                    19,850,000      16,778,000
Investment and convertible debt in REIT (Note 4)             2,500,000             --
Other assets                                                    39,000          75,000
                                                           ---------------------------
       Total assets                                        $24,001,000     $19,070,000
                                                           ---------------------------
                                                           ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------
Liabilities                                                $     4,000     $   387,000
Stockholders' equity                                        23,997,000      18,683,000
                                                           ---------------------------
       Total liabilities and stockholders' equity          $24,001,000     $19,070,000
                                                           ---------------------------
                                                           ---------------------------

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.  Condensed Financial Information - Parent Company Only (Continued)


CONDENSED STATEMENTS OF INCOME                         1997            1996
------------------------------------------------------------------------------
Revenues, including dividends received
   from Bank of $2,000,000 in 1997                 $ 2,219,000     $   469,000
Expenses                                               199,000         263,000
                                                   ---------------------------
       Income before equity in net
        income of subsidiary                         2,020,000         206,000
Equity in net income of subsidiary                   3,000,000       3,350,000
                                                   ---------------------------
       Net income                                  $ 5,020,000     $ 3,556,000
                                                   ---------------------------
                                                   ---------------------------

CONDENSED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------
Net income                                         $ 5,020,000     $ 3,556,000
Equity in net income of subsidiary                  (3,000,000)     (3,350,000)
Other                                                  295,000         346,000
                                                   ---------------------------
Cash flows from operating activities                 2,315,000         552,000
Cash flows (used in) investing activities           (1,906,000)       (864,000)
Cash flows (used in) financing activities             (420,000)       (122,000)
                                                   ---------------------------
       Net (decrease) in cash                          (11,000)       (434,000)
Cash at beginning of year                              338,000         772,000
                                                   ---------------------------
Cash at end of year                                $   327,000     $   338,000
                                                   ---------------------------
                                                   ---------------------------

During 1997, the Bank paid dividends to the Company totaling $2,000,000. There were no dividends paid from the Bank to the Company during the year ended December 31, 1996.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.   Disclosure of Cash Flow Information

Supplemental cash flow information and disclosure of noncash activity for the years ended December 31 is as follows:


                                                                       1997          1996
--------------------------------------------------------------------------------------------
 Supplemental Disclosure of Cash Flow Information
   Interest paid                                                   $3,974,000     $3,929,000
                                                                   -------------------------
                                                                   -------------------------
   Income taxes paid, net                                          $3,851,000     $1,282,000
                                                                   -------------------------
                                                                   -------------------------
 Supplemental Disclosure of  Noncash Investing Activities
   Real estate acquired in settlement of loans                     $2,238,000     $7,343,000
                                                                   -------------------------
                                                                   -------------------------
   Loans to facilitate sale of other real estate owned             $1,537,000     $2,423,000
                                                                   -------------------------
                                                                   -------------------------

Note 14.   Regulatory Matters

Bank regulations require that all banks maintain a percentage of their deposits as reserves at the Federal Reserve Bank. At December 31, 1997 and 1996, total required reserves were $5,582,000 and $3,521,000, respectively. These amounts are included in cash and due from banks.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve qualitative measures of the Company and the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 1997, the Company and the Bank are categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that management believes have changed the institution's category.

PNB FINANCIAL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14.  Regulatory Matters (Continued)

The Company and the Bank's actual capital amounts and ratios, along with the minimum capital amounts and ratios for both capital adequacy purposes and to be well capitalized under prompt corrective action provisions, are presented in the following tables. All amounts are in thousands.

The Bank:


                                                                                            To Be Well
                                                                                         Capitalized Under
                                                                      For Capital        Prompt Corrective
                                                  Actual           Adequacy Purposes     Action Provisions
                                             -------------------------------------------------------------
                                             Amount     Ratio      Amount     Ratio      Amount      Ratio
----------------------------------------------------------------------------------------------------------
As of December 31, 1997

Total Capital (to Risk Weighted Assets)      $21,225     13.2%     $12,834      8.0%     $16,043     10.0%
Tier I Capital (to Risk Weighted Assets)     $19,723     12.3%     $ 6,417      4.0%     $ 9,626      6.0%
Tier I Capital (to Average Assets)           $19,723      8.8%     $ 8,937      4.0%     $11,171      5.0%

As of December 31, 1996

Total Capital (to Risk Weighted Assets)      $18,025     13.3%     $10,868      8.0%     $13,589     10.0%
Tier I Capital (to Risk Weighted Assets)     $16,327     12.0%     $ 5,434      4.0%     $ 8,151      6.0%
Tier I Capital (to Average Assets)           $16,327      8.8%     $ 7,461      4.0%     $ 9,326      5.0%

The Company:


                                                                                            To Be Well
                                                                                         Capitalized Under
                                                                      For Capital        Prompt Corrective
                                                  Actual           Adequacy Purposes     Action Provisions
                                             -------------------------------------------------------------
                                             Amount     Ratio      Amount     Ratio      Amount      Ratio
----------------------------------------------------------------------------------------------------------

As of December 31, 1997

Total Capital (to Risk Weighted Assets)      $25,428    15.5%      $13,148     8.0%      $16,435     10.0%
Tier I Capital (to Risk Weighted Assets)     $23,870    14.5%      $ 6,574     4.0%      $ 9,861      6.0%
Tier I Capital (to Average Assets)           $23,870    10.5%      $ 9,052     4.0%      $11,315      5.0%

As of December 31, 1996

Total Capital (to Risk Weighted Assets)      $20,463    14.9%      $10,986     8.0%      $13,733     10.0%
Tier I Capital (to Risk Weighted Assets)     $18,746    13.7%      $ 5,493     4.0%      $ 8,240      6.0%
Tier I Capital (to Average Assets)           $18,746    10.0%      $ 7,553     4.0%      $ 9,441      5.0%